Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Ian Blakely and Davis Zapffe, with full power of substitution, the undersigned's true and lawful attorney‑in‑fact to:

(1)
prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of ERock, Inc. (the “Company”), Forms 3, 4, and 5 and any amendments thereof in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder;

(2)
act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3)
cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

(4)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

(5)
seek or obtain, as my representative and on my behalf, information concerning transactions in or with respect to the Company’s securities from any third party, including brokers, employee benefit plans administrators and trustees, knowing that I hereby authorize any such person to release any such information to the attorney-in-fact and approve any such release of information; and

(6)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney‑in‑fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in such attorney‑in‑fact’s discretion.

The undersigned hereby grants to such attorney‑in‑fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‑in‑fact, or such attorney‑in‑fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by each attorney-in-fact that would have been authorized by this power of attorney if it had been in effect at the time such action was taken. The undersigned acknowledges that the foregoing attorney‑in‑fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorney‑in‑fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or its subsidiaries.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day March, 2026.

/s/ Livingston L. Satterthwaite
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Livingston L. Satterthwaite
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